                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X|       Filed by a Party other than the Registrant |_|

--------------------------------------------------------------------------------

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement |_| Definitive Additional Materials |_| Soliciting Material Pursuant to Rule 14a-12


                               Gensym Corporation
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No Fee Required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


    1)   Title of each class of securities to which transaction applies: _______

    2)   Aggregate number of securities to which transaction applies: __________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________

    4)   Proposed maximum aggregate value of transaction:_______________________

    5)   Total fee paid:________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.

    1)   Amount Previously Paid: $______________________________________________

    2)   Form, Schedule or Registration Statement No.:__________________________

    3)   Filing Party:__________________________________________________________

    4)   Date Filed:____________________________________________________________

                              GENSYM CORPORATION
                               52 Second Avenue
                             Burlington, MA 01803

                               -----------------

                   Notice of Annual Meeting of Stockholders
                            to be Held May 16, 2002

                               -----------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gensym Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 16, 2002 at 10:00 a.m., at the offices of the Company, 52 Second Avenue, Burlington, Massachusetts, for the purpose of considering and voting upon the following matters:

    1. To elect two Class III Directors of the Company to serve for the ensuing three years;

    2. To approve the amendment to the Company's 1995 Employee Stock Purchase Plan increasing from 1,000,000 to 1,200,000 the number of shares of common stock reserved for issuance under the plan;

    3. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2002; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has no knowledge of any other business to be transacted at the meeting.

   The Board of Directors has fixed the close of business on April 1, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose relevant to the meeting, for a period of ten days prior to the meeting during regular business hours at the offices of the Company at 52 Second Avenue, Burlington, Massachusetts, 01803, and at the time and place of the annual meeting.

   A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          Lowell B. Hawkinson
                                          Secretary

April 12, 2002
Burlington, Massachusetts

                            YOUR VOTE IS IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              GENSYM CORPORATION
                               52 Second Avenue
                             Burlington, MA 01803

                                PROXY STATEMENT

                      2002 Annual Meeting of Stockholders
                            To Be Held May 16, 2002

   This Proxy Statement is furnished to the stockholders of Gensym Corporation ("Gensym" or the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, May 16, 2002 at 10:00 a.m. at the offices of the Company, 52 Second Avenue, Burlington, Massachusetts and at any adjournments of that meeting.

   All proxies will be voted in accordance with the instructions of the stockholder, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. A stockholder may revoke any proxy at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the meeting will not by itself constitute revocation of a proxy unless the stockholder affirmatively revokes the proxy.

   On April 1, 2002, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, there were issued and outstanding and entitled to vote 6,632,947 shares of Gensym's common stock. Each share entitles the record holder to one vote on each of the matters to be voted upon at the meeting.

   The notice of meeting, this proxy statement, the enclosed proxy and the Company's Annual Report to Stockholders for the year ended December 31, 2001 are being mailed to stockholders on or about April 18, 2002.

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, excluding exhibits, will be furnished without charge to any stockholder upon written request to Gensym. Please address all such requests to Gensym Corporation, 52 Second Avenue, Burlington, Massachusetts 01803, Attention:
Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth information as of April 1, 2002, except as otherwise noted, with respect to the beneficial ownership of shares of the Company's common stock by:

.. each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock;

..  each current director and director nominee of the Company;

.. the Company's chief executive officer and former chief executive officer and the other executive officers listed in the summary compensation table below; and

..  the directors and executive officers of the Company as a group.

                                                                    Amount and Nature  Percent of
                                                                      of Beneficial   Common Stock
               Name and Address of Beneficial Owner                   Ownership(1)    Outstanding
               ------------------------------------                 ----------------- ------------
Johan H. Magnusson (2).............................................      953,000          13.6%
   c/o Rocket Software, Inc., 2 Apple Hill Drive, Natick, MA 01760
Rocket Software, Inc. (2)..........................................      642,400           9.2%
   Two Apple Hill Drive, Natick, MA 01760
Austin W. Marxe (3)................................................      719,400          10.3%
   153 East 53rd Street, 55th Floor, New York, NY 10022
David M. Greenhouse (3)............................................      719,400          10.3%
   153 E. 53 Street, 51st Floor, New York, NY 10022
Special Situations Fund III, L.P. (3)..............................      532,100           7.6%
   153 East 53rd Street, 55th Floor, New York, NY 10022
MGP Advisors Limited Partnership (3)...............................      532,100           7.6%
   153 East 53rd Street, 55th Floor, New York, NY 10022
Special Situations Cayman Fund, L.P.(3)............................      187,300           2.7%
   c/o CIBC Bank and Trust Company (Cayman) Limited,
   CIBC Bank Building, P.O. Box 694, Grand Cayman,
   Cayman Islands, British West Indies
Dimensional Fund Advisors Inc. (4).................................      314,900           4.5%
   1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
AWM Investment Company, Inc. (4)...................................      187,300           2.7%
   153 East 53rd Street, 55th Floor New York, NY 10022
Laurence W. Lytton (5).............................................      443,275           6.3%
   28 Sherwood Place, Scarsdale, NY 10583
Lowell B. Hawkinson (6)(7).........................................      470,333           6.7%
Theodore G. Johnson (6)(8).........................................      191,875           2.7%
John A. Shane (6)(9)...............................................       64,298             *
Barry R. Gorsun (6)(10)............................................       38,000             *
Thomas E. Swithenbank (6)(11)......................................       37,000             *
Robert A. Degan (6)(12)............................................       33,000             *
Jeffrey A. Weber (6)(13)...........................................       56,667             *
Patrick Courtin (6)(14)............................................           --             *
James J. Slane (6)(15).............................................           --             *
Joseph Massey (6)(16)..............................................           --             *
All executive officers and directors as a group (10 persons) (17)..      891,173          12.8%

--------
*  Less than 1% of outstanding shares of common stock

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after April 1, 2002 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Johan Magnusson is the direct beneficial owner of 310,600 shares and may be deemed to be an indirect owner of the 642,400 shares held by Rocket Software, Inc. ("Rocket"). Rocket, Mr. Magnusson, Andrew Youniss and Matthew Kelly share voting and investment power with respect to 642,400 shares. Rocket is the beneficial owner of the 642,400 shares. Mr. Youniss is the direct beneficial owner of 1,500 shares and may be deemed to be an indirect owner of the 642,400 shares held by Rocket. Mr. Kelly is the direct beneficial owner of no shares and may be deemed to be an indirect owner of the 642,400 shares held by Rocket. Mr. Magnusson expressly disclaims beneficial ownership of any shares held by Rocket or Mr. Youniss. Rocket expressly disclaims beneficial ownership of any shares held by Messrs. Magnusson or Youniss. Mr. Youniss expressly disclaims beneficial ownership of any shares held by Rocket or Mr. Magnusson. Mr. Kelly expressly disclaims beneficial ownership of any shares held by Rocket, Mr. Youniss or Mr. Magnusson. The foregoing information is based solely on a
    Schedule 13D/A, dated January 17, 2002, filed with the Securities and Exchange Commission by Rocket and Messrs. Youniss, Magnusson and Kelly.

(3) AWM Investment Company, Inc., a Delaware corporation ("AWM"), is the general partner of MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP") and the general partner of and investment adviser to Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (the "Cayman Fund"). MGP is the general partner of and investment adviser to Special Situations Fund III, L.P., a Delaware limited partnership ("SSF III"). Austin W. Marxe and David M. Greenhouse are officers, directors and members or principal shareholders of MGP and AWM. SSF III and MGP beneficially own 532,100 shares, and the Cayman Fund and AWM beneficially own 187,300 shares. Messrs. Marxe and Greenhouse have sole voting power and sole dispositive power over an aggregate of 719,400 shares, comprised of the 532,100 shares beneficially owned by SSF III and MGP and the 187,300 shares beneficially owned by the Cayman Fund and AWM. The foregoing information is based on a Schedule 13D/A, dated November 30, 2001, filed with the Securities and Exchange Commission collectively by SSF III, the Cayman Fund, MGP, AWM and Messrs. Marxe and Greenhouse.

(4) Dimensional Fund Advisors, Inc., a Delaware corporation ("Dimensional"), possesses both voting and investment power over 314,900 shares. Dimensional is an investment company registered under the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are referred to as the "Funds." In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the 314,900 shares. The Funds own all securities reported and Dimensional disclaims beneficial ownership of all such securities. The foregoing information is based solely on a Schedule 13G/A, dated February 12, 2002, filed with the Securities and Exchange Commission by Dimensional.

(5) The information reported is based solely on a Schedule 13G, dated February 11, 2002, filed with the Securities and Exchange Commission by Laurence W. Lytton.

(6) The address of the stockholder is c/o Gensym Corporation, 52 Second Ave., Burlington, MA 01803.

(7) Includes 12,000 shares held by trust for the benefit of Mr. Hawkinson's children, as to which shares Mr. Hawkinson disclaims beneficial ownership, and shares held by Mr. Hawkinson's spouse, as to which shares Mr. Hawkinson disclaims beneficial ownership. Also includes 93,333 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following April 1, 2002.

(8) Includes 51,200 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following April 1, 2002.

(9) Includes 3,405 shares held by Palmer Service Corporation, of which Mr. Shane is the President and sole stockholder. Mr. Shane disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 51,000 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following April 1, 2002.

(10) Includes 33,000 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following April 1, 2002.

(11) Includes 33,000 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following April 1, 2002.

(12) Consists of 33,000 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following April 1, 2002.

(13) Mr. Weber's employment with the Company was terminated effective February 8, 2002. Consists of 56,667 shares of common stock subject to outstanding stock options that are exercisable within the 60-day period following April 1, 2002.

(14) Mr. Courtin's employment with the Company was terminated effective August 2, 2001. Mr. Courtin had no outstanding stock options as of April 1, 2002.

(15) Mr. Slane's employment with the Company was terminated effective August 7, 2001. Mr. Slane had no outstanding stock options as of April 1, 2002.

(16) Mr. Massey's employment with the Company was terminated effective November 15, 2001. Mr. Massey had no outstanding stock options as of April 1, 2002.

(17) Includes 351,200 shares of common stock subject to outstanding stock options that are exercisable by the directors and executive officers within the 60-day period following April 1, 2002.

Votes Required

   The holders of a majority of the shares of the Company's common stock issued and outstanding and entitled to vote at the annual meeting shall constitute a quorum for the transaction of business at the annual meeting. Shares of the Company's common stock present in person or represented by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum exists at the annual meeting.

   The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the annual meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the annual meeting is required for the approval of the amendment to the Company's 1995 Employee Stock Purchase Plan and the ratification of the appointment of the Company's independent auditors.

   Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of directors, the amendment to the Company's 1995 Employee Stock Purchase Plan or the ratification of the Company's independent auditors, because each of those matters requires the affirmative vote of a plurality or majority of the shares voting on that matter.

                       PROPOSAL I--ELECTION OF DIRECTORS

   The Company's Board of Directors is divided into three classes, with members of each class holding office for a staggered three-year term. The terms of Messrs. Degan and Gorsun (Class III Directors) will expire at this Annual Meeting of Stockholders; the terms of Messrs. Shane and Swithenbank (Class I Directors) will expire at the 2003 Annual Meeting of Stockholders; and the terms of Messrs. Hawkinson and Johnson (Class II Directors) will expire at the 2004 Annual Meeting of Stockholders. Upon the expiration of the term of a class of directors at an annual meeting of stockholders, directors will be elected, or reelected, to serve within such class for a succeeding three-year term.

   The persons named in the enclosed proxy will vote to elect Messrs. Degan and Gorsun as Class III Directors, unless the proxy is marked otherwise. Messrs. Degan and Gorsun are currently directors of the Company. Each Class III Director will be elected to hold office until the Annual Meeting of Stockholders held in 2005 and until his successor is elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the persons acting under the proxy may, in their discretion, vote for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

   Set forth below are the names of each nominee for director and each current director and executive officer of the Company, their ages, the year in which they first became a director of the Company, their principal occupations and employment during the past five years and the names of the other public companies of which they serve as a director.

Nominees For Terms Expiring in 2005 (Class III Directors)

                      Principal Occupation, Other Business Experience    Director
     Name       Age  During The Past Five Years and Other Directorships   Since
     ----       ---  --------------------------------------------------  --------
Robert A. Degan 63  Mr. Degan has been a private investor since January    1999
                      2000. From November 1998 to December 1999,
                      Mr. Degan served as General Manager of the
                      Enhanced Services & Migration Unit (formerly,
                      Summa Four, Inc.) of Cisco Systems, Inc. From
                      January 1997 to November 1998, Mr. Degan was
                      chairman, president and chief executive officer of
                      Summa Four, Inc. Mr. Degan is also a director of
                      FlexiInternational Software, Inc., CaminoSoft
                      Corp. and Overland Data, Inc.
Barry R. Gorsun 59  Mr. Gorsun served as chairman of Summa Four, Inc.      1998
                      from July 1993 until July 1998. Since July 1998,
                      Mr. Gorsun has been a private investor.

Directors Whose Terms Expire in 2003 (Class I Directors)

                            Principal Occupation, Other Business Experience    Director
        Name          Age  During The Past Five Years and Other Directorships   Since
        ----          ---  --------------------------------------------------  --------
John A. Shane........ 69  Since 1972, Mr. Shane has been president of Palmer     1995
                            Service Corporation, a venture capital
                            management company. Mr. Shane is also a
                            director of Arch Wireless, Inc., Eastern Bank
                            Corporation and Overland Data, Inc.
Thomas E. Swithenbank 57  Mr. Swithenbank has served as chief financial          1997
                            officer of Gensym since March 25, 2002. From
                            1990 until August 1998, Mr. Swithenbank served
                            as president and chief executive officer of Harte-
                            Hanks Data Technologies, a computer software
                            and service company specializing in database
                            marketing systems. Mr. Swithenbank served as an
                            executive vice president of Pegasystems, Inc., a
                            developer of communications software products,
                            from August 1998 to April 1999.
                            Mr. Swithenbank served as an executive vice
                            president and chief financial officer of Techmar
                            Communications, Inc. from April 1999 to
                            December 2001.

Directors Whose Terms Expire in 2004 (Class II Directors)

                          Principal Occupation, Other Business Experience     Director
       Name         Age  During The Past Five Years and Other Directorships    Since
       ----         ---  --------------------------------------------------   --------
Lowell B. Hawkinson 59  Mr. Hawkinson has served as Gensym's chairman,          1986
                          president and chief executive officer since August
                          2001. Mr. Hawkinson had previously served as
                          chairman, chief executive officer, treasurer and
                          secretary of the Company from September 1986 to
                          October 1999. From November 1999 to August
                          2001, Mr. Hawkinson was an independent
                          consultant.
Theodore G. Johnson 70  Mr. Johnson has been an independent venture             1986
                          investor since 1982. Mr. Johnson is also a director
                          of a number of privately held corporations.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director named above.

   For information relating to shares of common stock owned by each of the directors and the director nominees, see "Security Ownership of Certain Beneficial Owners and Management" above.

Board and Committee Meetings

   The Board of Directors met 24 times during 2001. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

   The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers stock option grants pursuant to the Company's employee stock plans. The Compensation Committee met nine times during 2001. The members of the Compensation Committee are Messrs. Degan, Gorsun and Shane.

   The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants and reviews the Company's internal controls. The Audit Committee held nine meetings during 2001. During 2001 and through March 25, 2002, the date of the auditor's report relating to the Company's audited financial statements for the year ended December 31, 2001, the members of the Audit Committee were Messrs. Degan, Shane and Swithenbank. Mr. Swithenbank resigned from the Audit Committee on March 25, 2002 following the Audit Committee's meeting at which it reviewed the Company's audited financial statements for the year ended December 31, 2001 and the issuance of the Audit Committee's report relating to the Company's audited financials for fiscal year 2001. Mr. Swithenbank subsequently was appointed chief financial officer of the Company.

   The Board of Directors also has a Corporate Governance Committee, which is responsible for making recommendations as to the number of members of the Board of Directors and composition of the Board and its committees and periodic evaluations of performance. Specific duties of the Corporate Governance Committee include the nomination of new Board members after consultation with the Chief Executive Officer and an annual written evaluation of the Board of Directors and its committees. The Corporate Governance Committee will consider nominees recommended to the committee by stockholders. Stockholders wishing to recommend director candidates for consideration by the Corporate Governance Committee may do so by writing to the Secretary of the Company, giving the recommended candidate's name, biographical data and qualifications. The Corporate Governance Committee met four times during 2001. The members of the Corporate Governance Committee are Messrs. Gorsun, Johnson and Shane.

Director Compensation

   Directors who are not employees of the Company receive $12,000 annually, plus $1,000 for physical attendance at each meeting of the Board of Directors and $500 for participation in a Board meeting telephonically. Non-employee directors also receive a $1,500 quarterly retainer for each committee on which the director serves. Non-employee directors are eligible to receive stock options under the Company's 2000 Stock Incentive Plan and the Company's 1995 Director Stock Option Plan, and all directors are eligible to receive stock options under the Company's 1994 Stock Option Plan and 1997 Stock Incentive Plan.

   Upon their initial election as a director, each non-employee director is granted a nonstatutory option for the purchase of 3,000 shares of the Company's common stock. On June 30 of each year, each non-employee director receives a nonstatutory option for the purchase of 10,000 shares of the Company's common stock. All options granted to directors are granted at an exercise price equal to the fair market value of the Company's common stock on the date of the grant and are immediately exercisable.

   In addition, Mr. Degan was paid $24,000 for consulting services that he provided to the Company from August 2001 to December 2001 relating to the Company's strategic restructuring plan.

Compensation of Executive Officers

   The following table sets forth certain information with respect to the annual and long-term compensation, for each of the last three fiscal years, of
(1) the Company's chief executive officer and former chief executive officer,
(2) one other executive officer of the Company whose total annual salary and bonus for fiscal year 2001 exceeded $100,000 and who was serving as an executive officer of the Company on December 31, 2001 and (3) two former executive officers of Gensym who would have otherwise qualified among the four most highly compensated executive officers of the Company if they had continued to be Gensym executive officers as of December 31, 2001.

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                                    Compensation
                                           Annual Compensation(1)      Awards
                                          ------------------------- ------------
                                                                     Securities   All Other
                                                                     Underlying  Compensation
      Name and Principal Position         Year Salary ($) Bonus ($)  Options(#)     ($)(2)
      ---------------------------         ---- ---------- --------- ------------ ------------

Lowell B. Hawkinson (3).................. 2001  $102,404   98,702     260,000      $139,375
   President and Chief Executive Officer  1999   198,218   18,490          --        50,694
Patrick Courtin (4)...................... 2001   157,500       --          --       157,119
   Former President and                   2000   270,000       --          --        24,872
     Chief Executive Officer              1999    45,000       --     463,000         3,393
Jeffrey A. Weber (5)..................... 2001   175,915    5,000      20,000        18,848
   Vice President, Finance and            2000   153,327   20,000     110,000        16,632
     Chief Financial Officer
James J. Slane (6)....................... 2001   105,649   15,749          --        97,188
   Former Vice President, Marketing       2000   153,327   42,134      62.000        11,990
Joseph Massey (7)........................ 2001   148,750   48,950          --        32,596
   Former Vice President, Engineering     2000    88,269    7,854      81,000         7,824

--------
(1) In accordance with the rules of the Securities and Exchange Commission, Other Annual Compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(2) In fiscal year 2001, All Other Compensation included the following amounts:
    (A) Company contributions under its 401(k) Plan for Messrs. Courtin, Weber, Slane and Massey in the amounts of $3,225, $3,205, $3,190 and $4,037, respectively; (B) Company payments for health and dental benefits, life insurance, and long and short term disability insurance for Messrs. Hawkinson, Courtin, Weber, Slane and Massey in the amounts of $12,305, $20,022, $15,643, $8,994 and $14,274, respectively; and (C) amounts paid by the Company in connection with the resignation or termination of employment: (1) severance payments for Messrs. Hawkinson, Courtin and Slane in the amounts of $127,070, $112,500 and $70,267, respectively, and (2) payments with respect to accrued vacation for Messrs. Courtin, Slane and Massey in the amounts of $23,372, $14,737 and $14,285, respectively.

   In fiscal year 2000, All Other Compensation included the following amounts:
   (A) Company contributions under its 401(k) Plan for Messrs. Courtin, Weber, Slane and Massey in the amounts of $3,225, $3,206, $2,194 and $995, respectively; and (B) Company payments for health and dental benefits, life insurance, and long and short term disability insurance for Messrs. Courtin, Weber, Slane and Massey in the amounts of $21,647, $15,426, $9,796 and $6,828, respectively.

   In fiscal year 1999, All Other Compensation included the following amounts:
   (A) Company contributions under its 401(k) Plan for Messrs. Hawkinson and Courtin in the amounts of $3,619 and $0, respectively; (B) Company payments for health and dental benefits, life insurance, and long and short term disability insurance for Messrs. Hawkinson and Courtin in the amounts of $11,242 and $3,393, respectively; and (C) amounts paid by the Company in connection with the resignation or termination of employment comprised of severance payments to Mr. Hawkinson in the amount of $35,833.

(3) Mr. Hawkinson rejoined the Company as its president and chief executive officer on August 3, 2001. Mr. Hawkinson had previously served as the Company's president and chief executive officer from September 1986 through October 1999. Mr. Hawkinson did not serve as an executive officer of the Company during fiscal year 2000. During fiscal year 2000, Mr. Hawkinson received severance payments totaling $215,000 from the Company. Mr. Hawkinson also received options to purchase 10,000 shares of common stock in June 2000 as a non-employee director of the Company.

(4) Mr. Courtin resigned as president and chief executive officer of the Company effective August 3, 2001. He was appointed president and chief executive officer in November 1999.

(5) Mr. Weber resigned as vice president, finance and chief financial officer effective February 8, 2002. He joined the Company in February 2000.

(6) Mr. Slane's employment with the Company was terminated effective August 7, 2001. He joined the Company in February 2000.

(7) Mr. Massey resigned as vice president, engineering effective November 15, 2001. He joined the Company in June 2000.

Stock Options

   The following table sets forth information regarding options granted during the fiscal year ended December 31, 2001 by the Company to the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during 2001.

                             OPTION GRANTS IN 2001

                                                                              Potential Realizable
                                                                             Value at Assumed Annual
                    Number of                                                 Rates of Stock Price
                      Shares   Percent of Total                                 Appreciation for
                    Underlying Options Granted    Exercise                       Option Term(2)
                     Options     to Employees      Price                     -----------------------
                     Granted       in 2001      ($/Share)(1) Expiration Date    5%($)      10%($)
                    ---------- ---------------- ------------ ---------------   ------    ------
Lowell B. Hawkinson  10,000(3)       1.0%           0.97        06/29/11      6,100      15,459
                    100,000(4)      10.3%           0.37        08/03/11     26,280      58,960
                    150,000(5)      15.5%           0.37        08/03/11     39,420      88,440
Jeffrey A. Weber...   6,851(6)       0.7%           0.27        10/03/11      1,163       2,948
                     13,149(6)       1.4%           0.27        10/03/11      2,233       5,658

--------
(1) The exercise price is equal to the fair market value of the Company's common stock on the date of the grant.

(2) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant of the original option until the end of the 10-year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's common stock.

(3) Stock option granted under the Company's 2000 Stock Incentive Plan. The option was granted to Mr. Hawkinson as a non-employee director of the Company, and was fully vested and exercisable on the date of grant of the option.

(4) Stock option granted under the Company's 1997 Stock Incentive Plan. The option vests and becomes exercisable in three equal annual installments commencing on the date of grant of the option.

(5) Stock option granted under the Company's 2000 Stock Incentive Plan. The option vests and becomes exercisable in three equal annual installments commencing on the date of grant of the option.

(6) Stock options granted under the Company's 2000 Stock Incentive Plan. The option vests and becomes exercisable in three equal annual installments commencing on the first anniversary of the date of grant of the option.

   The following table sets forth information regarding the number and value of unexercised options to purchase the Company's common stock held by each of the executive officers named in the Summary Compensation Table as of December 31, 2001. There were no stock appreciation rights outstanding at the end of 2001. No stock options were exercised during 2001.

                         FISCAL YEAR-END OPTION VALUES

                        Number of Shares Underlying   Value of Unexercised
                          Unexercised Options at     In-the-Money Options at
                              Fiscal Year-End          Fiscal Year-End (1)
                        --------------------------- -------------------------
    Name                Exercisable   Unexercisable Exercisable Unexercisable
    ----                -----------   ------------- ----------- -------------
    Lowell B. Hawkinson   103,334        166,666      $19,167      $38,338
    Jeffrey A. Weber...    31,668         98,332           --      $ 6,600
    Joseph Massey......    18,334             --           --           --

--------
(1) The value of the unexercised in-the-money options is calculated by multiplying the number of shares of common stock underlying the option by the difference between $0.60, which was the closing price per shares of the Company's common stock on the OTC Bulletin Board on December 31, 2001, and the applicable per share exercise price of the option.

Executive Employment and Severance Agreements

   In August 2001, the Company entered into an employment agreement with Lowell
B. Hawkinson, relating to his employment as president and chief executive officer of the Company. Under the terms of that agreement, Mr. Hawkinson receives an annual base salary of $250,000 and is eligible to receive an annual performance bonus of up to 50% of his annual base salary. In 2001, Mr. Hawkinson was also eligible to receive an event bonus if the Company received proceeds totaling $2.0 million or more from either a rights offering of its common stock or the sale of its NetCure product line before November 16, 2001. The amount of the event bonus is equal to $40,000 plus 1.5% of the proceeds from the rights offering or the sale of the NetCure product line in excess of $2.0 million. The Company sold its NetCure product line on November 9, 2001 to Rocket Software, Inc. for $2.5 million in cash. Mr. Hawkinson's employment agreement has a term expiring on October 31, 2002. Prior to October 31, 2001, the Company may terminate Mr. Hawkinson's employment only for cause, as that term is defined in the agreement. Also pursuant to the employment agreement, Mr. Hawkinson was granted options to purchase 250,000 shares of the Company's common stock. The options vest in three equal annual installments commencing on August 3, 2001.

   In October 1999, the Company entered into an employment agreement with Patrick Courtin, relating to his employment as president and chief executive officer of the Company. Under the terms of that agreement, Mr. Courtin received an annual base salary of $270,000 and was eligible to receive annual performance bonuses of up to 50% of his annual base salary. The agreement provided that Mr. Courtin's employment could be terminated by either party upon thirty days notice, except that Mr. Courtin could be terminated by the Company immediately for cause, as that term was defined in the agreement. If Mr. Courtin's employment was terminated by the Company for cause, or if Mr. Courtin resigned without cause or good reason, as that term was defined in the agreement, Mr. Courtin would have been entitled to receive salary and benefits through the last day of employment with the Company. In the event that Mr. Courtin's employment was terminated by the Company without cause, or if Mr. Courtin resigned for good reason, Mr. Courtin would be entitled to receive his base salary and benefits for (1) 18 months if the termination was prior to November 1, 2000, (2) 12 months if the termination was between November 1, 2000 and November 1, 2002, or (3) six months if the termination was after November 1, 2002. As a result of Mr. Courtin's August 3, 2001 resignation from the Company, Mr. Courtin received severance payments totaling $112,500 during the period from August 4, 2001 through December 31, 2001, and is entitled to receive severance payments through September 2002.

   In February 7, 2000, the Company entered into severance agreements with each of Messrs. Slane and Weber. These severance agreements provide that upon termination without cause, the employee will be entitled to receive his base salary and certain other benefits from the Company for a period of six months following termination. Under the severance agreements, cause is defined to include, among other things, a good faith finding by the Company of the failure of the employee to perform his duties assigned by the Company, dishonesty, gross negligence, misconduct or the conviction of the employee for, or guilty plea by the employee to, a crime involving moral turpitude or any felony. Mr. Slane's employment with the Company was terminated on August 7, 2001. Pursuant to his severance agreement with the Company, Mr. Slane received severance payments totaling $70,266 during the period from August 8, 2001 through December 31, 2001, and was entitled to receive severance payments through February 15, 2002. Mr. Weber resigned from the Company effective February 8, 2002. Mr. Weber is not entitled to any benefits under his severance agreement with the Company.

Report of the Compensation Committee on Executive Compensation

   The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the president and chief executive officer, and the other executive officers of the Company, and setting the compensation for these individuals.

   The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement by the Company of operating income goals and the achievement by the executives of certain assigned objectives. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's common stock.

   The compensation programs for the Company's executives generally consist of three elements based upon the foregoing objectives: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's stock option plans. In establishing base salaries for executives, including the chief executive officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or are located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company.

   The Compensation Committee links cash bonuses to annual profitability goals and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally both objective and subjective in nature and include such goals as bookings, revenue, profit and departmental objectives. The Compensation Committee believes that these arrangements tie the executive's performance closely to a key measure of success of the Company or the executive's business unit.

   Stock option grants are designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the long range performance of the Company. As a result of the applicable vesting arrangements, such grants also serve as a means for the Company to retain the services of these individuals over several years.

   The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's chief executive officer is the same as for the other executive officers. The Compensation Committee believes that the compensation of the chief executive officer is consistent with the Company's general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance. Awards of long-term incentive compensation to the chief executive officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards.

   Mr. Courtin joined the Company as its chief executive officer in November 1999. The Compensation Committee set Mr. Courtin's annualized salary for 2001 at $270,000. Mr. Courtin did not receive a performance bonus in 2001. Mr. Courtin resigned as chief executive officer of the Company effective August 3, 2001.

   Mr. Hawkinson rejoined the Company as its chief executive officer and president on August 3, 2001. Mr. Hawkinson's base salary for 2001 was $250,000. Mr. Hawkinson also received options to acquire 250,000 shares of the Company's common stock at an exercise price of $0.37 per share, the closing price per share of the Company's common stock on the date of grant. In fiscal 2001, Mr. Hawkinson received an annual performance bonus of $51,202 based upon his achievement of performance objectives determined by the Board of Directors and an event bonus of $47,500 in connection with the sale of the Company's NetCure product line. Mr. Hawkinson's compensation was designed to align his interest with those of the Company's stockholders by tying the value of the stock option award and his eligibility for performance and event bonuses to the success of his efforts toward restructuring the Company, and returning the Company to operational profitability. The Compensation Committee believes that Mr. Courtin's and Mr. Hawkinson's compensation has been consistent with the Compensation Committee's compensation philosophy.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options that may be granted to Company employees in a manner that complies with certain performance-based requirements of Section 162(m). Based on the compensation awarded to the executive officers of the Company, it does not appear that the
Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards, other than stock option issuances, as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          Compensation Committee

                                          Robert A. Degan John A. Shane Barry
                                          R. Gorsun

Compensation Committee Interlocks and Insider Participation

   The current members of the Company's Compensation Committee are Messrs. Degan, Gorsun and Shane. No executive officer of the Company has served as director or member of the compensation committee, or other committee serving an equivalent function, of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

Certain Business Relationships of Management and Others

  September 2001 Bridge Loan

   In September 2001, the Company obtained bridge loans of approximately $1.0 million from MinnovEX Technologies, Inc., a business partner of the Company, and eight individuals, Peng Ong and Mark David, a Gensym founder and a Company employee, respectively, and each of the six members of the Company's Board of Directors. The terms and conditions of the bridge loans were determined by arms-length negotiations among the Company, MinnovEX and Messrs. Ong and David. Once the terms and conditions of the bridge loans were negotiated among those parties, the members of the Company's Board of Directors participated in the transaction upon identical terms. The amounts loaned to the Company by the members of the Company's Board of Directors in connection with the bridge loan transaction are as follows: Mr. Degan--$25,000, Mr. Gorsun--$30,000, Mr. Hawkinson--$133,333, Mr. Johnson--$100,000, Mr. Shane--$36,000 and Mr.
Swithenbank--$35,000. The interest rate on the bridge loans was 10% per annum. On November 9, 2001, the principal and accrued interest on the bridge loans were repaid from the net proceeds form the Company's sale of its NetCure product line.

  Sale of NetCure Product Line

   On November 9, 2001, the Company completed the sale of its NetCure product line to Rocket Software, Inc. The sale of the NetCure product line was effectuated pursuant to an Asset Purchase Agreement, dated November 9, 2001, by and between the Company and Rocket Software. The purchase price paid by Rocket Software was approximately $2.5 million in cash plus the assumption of certain liabilities relating to the NetCure product line. The purchase price and the other terms and conditions of the Asset Purchase Agreement were determined by arms-length negotiation between the Company and Rocket Software.

   According to a Schedule 13D filed with the Securities and Exchange Commission on July 27, 2001, as amended, at the time of the consummation of the sale of the NetCure product line, Rocket Software owned an aggregate of 200,000 shares of common stock of the Company. Andrew Youniss, director, president, chief executive officer and 40% stockholder of Rocket Software, owned an additional 1,500 shares of common stock of the Company, and Johan Magnusson, director, chief operating officer and 40% stockholder of Rocket Software, owned an additional 335,600 shares of common stock of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors, executive officers and 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that during 2001 its directors, executive officers and 10% stockholders have complied with all
Section 16(a) filing requirements, except that the Initial Report on Form 3 for Marilyn Kain, the Company's former Vice President, Global Sales & Service, which was filed on March 12, 2001, was not timely.

Comparative Stock Performance

   The comparative stock performance graph below compares the cumulative total stockholder return on the common stock of the Company for the period from December 31, 1996 through December 31, 2001 with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Index. The comparison assumes the investment of $100 on December 31, 1996 in the Company's common stock and in each of the indices and, in each case, assumes reinvestment of all dividends, if any.

                                    [CHART]

        Gensym         Nasdaq           Nasdaq
      Corporation  Composite Index  Computer Index
      -----------  ---------------  --------------
1996     $100           $100             $100
1997       38            122              119
1998       26            170              219
1999       48            315              448
2000        7            191              250
2001        5            151              189

                         Dec. 31, Dec. 31, Dec. 31, Dec. 31, Dec. 31, Dec. 31,
                           1996     1997     1998     1999     2000     2001
                         -------- -------- -------- -------- -------- --------
  Gensym Corporation....   $100     $ 38     $ 26     $ 48     $  7     $  5
  Nasdaq Composite Index   $100     $122     $170     $315     $191     $151
  Nasdaq Computer Index.   $100     $119     $219     $448     $250     $189

Report of the Audit Committee of the Board of Directors

   During 2001 and through March 25, 2002, the date of the auditor's report relating to the Company's audited financial statements for the year ended December 31, 2001, the Audit Committee of the Company's Board of Directors was comprised of three members, Messrs. Degan, Shane and Swithenbank. Mr. Swithenbank resigned from the Audit Committee on March 25, 2002 following the Audit Committee's meeting at which it reviewed the Company's audited financial statements for the year ended December 31, 2001 and the issuance of the Audit Committee's report relating to the Company's audited financials for fiscal year 2001. Mr. Swithenbank subsequently was appointed chief financial officer of the Company.

   The Audit Committee acts under a written charter first adopted and approved on April 28, 2000. During 2001, Messrs. Degan, Shane and Swithenbank were independent directors, as defined by the rules of the Nasdaq Stock Market.

   The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, the Company's independent auditors.

   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to below in the discussion relating to Proposal III is compatible with maintaining such auditors' independence.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

   By the Audit Committee of the Board of Directors of the Company.

                                          John A. Shane Robert A. Degan Thomas
                                          E. Swithenbank

    PROPOSAL II--APPROVAL OF AMENDMENT TO 1995 EMPLOYEE STOCK PURCHASE PLAN

   The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. As of December 31, 2001, 249,422 shares were available for future purchase under the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Accordingly, on January 31, 2002, the Board of Directors adopted, subject to stockholder approval, an amendment to the Purchase Plan that increased from 1,000,000 to 1,200,000 the number of shares of the Company's common stock available for issuance under the Purchase Plan, subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split.

   The board of directors believes adoption of the amendment to the Purchase Plan is in the best interests of the Company and its stockholders and recommends a vote IN FAVOR of this proposal.

Summary of the Purchase Plan

   The following is a brief summary of the material terms of the Purchase Plan.

   All employees of the Company, including directors of the Company who are employees, and all employees of any participating subsidiaries, (1) whose customary employment is more than 20 hours per week and for more than five months in any calendar year, (2) who have been employed by the Company or a participating subsidiary for at least three months prior to enrolling in the Purchase Plan, and (3) who are employees on the first day of the designated payroll deduction period (the "Offering Period"), are eligible to participate in the Purchase Plan.

Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary may not be granted an option under the Purchase Plan. As of March 31, 2002, approximately 62 of the Company's employees were eligible to participate in the Purchase Plan.

   On April 11, 2002, the last reported sale price of the Company's common stock on the OTC Bulletin Board was $.81 per share.

   On the first day of an Offering Period (an "Offering Date"), the Company grants to each eligible employee who has elected to participate in the Purchase Plan an option to purchase such number of whole shares of the Company's common stock of the Company reserved for the purposes of the Purchase Plan as does not exceed the number of shares determined by dividing (1) the quotient of $25,000 divided by two (or such other number of offerings as the Board of Directors may determine will be conducted during that calendar year) by (2) the closing price of the common stock as reported on OTC Bulletin Board, or any other national securities exchange or trading system on which the Company's common stock may then be listed or quoted, on the Offering Date of such Plan Period. The employee may authorize an amount (a whole percentage from 1% to 10% of such employee's earnings) to be deducted by the Company from his or her compensation during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of common stock on either the Offering Date or the last day of the Offering Period, whichever is lower. The Compensation Committee may, in its discretion, choose an Offering Period of twelve months or less for each of the offerings and choose a different Offering Period for each offering.

   If an employee's employment is terminated before the last day of the Offering Period, that employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when the employment of such employee ceases for any reason.

Federal Income Tax Consequences

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of common stock acquired under the Purchase Plan.

  Tax Consequences to Participants

   In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of common stock at the end of an Offering. Instead, if a participant sells common stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Company's common stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Company's common stock over the price at which the participant purchased the common stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

   If the participant sells the common stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the common stock is higher than the price at which the participant purchased the common stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of (1) fifteen percent of the fair market value of the common stock on the Grant Date, and (2) the excess of the sale price of the common stock over the price at which the participant purchased the common stock.

   Any further income will be long-term capital gain. If the sale price of the common stock is less than the price at which the participant purchased the common stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the common stock over the sale price of the common stock.

   If the participant sells the common stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the price at which the participant purchased the common stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the common stock over the fair market value of the common stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the sale price of the common stock. This capital gain or loss will be long-term capital gain or loss if the participant has held the common stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the common stock for a shorter period.

  Tax Consequences to the Company

   The offering of common stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of common stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                 PROPOSAL III
                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

   The Audit Committee of the Board of Directors of Gensym Corporation annually considers and recommends to the Board the selection of Gensym's independent public accountants. As recommended by Gensym's Audit Committee, Gensym's Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 2002 and recommends to the stockholders that they vote for ratification of that selection.

   A representative of Arthur Andersen LLP, which served as auditors for the year ended December 31, 2001, is expected to be present at the meeting to respond to appropriate questions, and to make a statement if he or she desires.

   The selection of independent auditors is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. Although stockholder ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP.

   The Board of Directors recommends a vote IN FAVOR of the ratification of PricewaterhouseCoopers LLP as independent auditors for 2002.

Change in Accountants

   As recommended by Gensym's Audit Committee, Gensym's Board of Directors on March 27, 2002 decided to no longer engage Arthur Andersen LLP as the Company's independent pubic accountants. On April 8, 2002, the Company engaged PricewaterhouseCoopers LLP to serve as its independent public accountants for fiscal year 2002, in accordance with the recommendation of the Audit Committee.

   In the years ended December 31, 2001 and 2000 and through April 8, 2002, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(ii) of Regulation S-K.

   Arthur Andersen's audit report on the Company's consolidated financial statements for the fiscal year ended December 31, 2000 contained an explanatory paragraph regarding the Company's ability to continue as a going concern. Except as stated above, Arthur Andersen's audit reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

   During the Company's two fiscal years ended December 31, 2001 and 2000 and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its audit reports on the Company's consolidated financial statements for such years. In connection with its work on the Company's consolidated financial statements for the year ended December 31, 2001, Arthur Andersen communicated certain matters and recommendations to the Company's management concerning the design and implementation of its internal financial controls, including the need to further develop and document formal policies and procedures relating to the closing and review process, the consolidation process and foreign operations and to improve the analysis supporting recorded amounts. These matters were discussed with the Company's Audit Committee, and the Company has authorized Arthur Andersen to respond fully to inquiries regarding these matters by the Company's successor auditors. Except for the foregoing, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

   Arthur Andersen has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements set forth in the previous two paragraphs. A copy of that letter, dated April 3, 2002, was filed as an exhibit to the Company's Current Report on Form 8-K dated March 27, 2002 and filed with the Securities and Exchange Commission on April 3, 2002.

Independent Auditor Fees and Other Matters

   The following is a description of the audit and non-audit services performed by Arthur Andersen LLP for the Company during fiscal year 2001 and the fees associated with such services.

  Audit Fees

   Arthur Andersen LLP billed the Company an aggregate of $152,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

  Financial Information Systems Design and Implementation Fees

   Arthur Andersen LLP has not billed the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with the design and implementation of financial information systems, the operation of information systems and the management of local area networks.

  All Other Fees

   Arthur Andersen LLP billed the Company an aggregate of $110,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001. These services included the review of Securities and Exchange Commission filings, tax services, benefit plan audits and consultations relating to the Company's international operations.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented in the proxy material for the 2003 Annual Meeting of Stockholders must be received by the Company at its offices, 52 Second Avenue, Burlington, MA 01803, no later than December 16, 2002 in order to be considered for inclusion in the proxy statement relating to that meeting. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

   The Company's Amended and Restated By-Laws also establish advance notice procedures with respect to a stockholder nomination of candidates for election as directors and for the conduct of other business to be brought before an annual meeting by a stockholder not submitted pursuant to Rule 14a-8. A notice regarding a director nomination or a proposal for other business must be received by the Company not less than 60 days nor more than 90 days prior to the applicable stockholder meeting. However, in the event that less than 70 days' notice or prior disclosure of the date of the meeting is given or made to the Company's stockholders, the notice must be received by the Company not later than the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Any such notice must contain certain specified information concerning the persons to be nominated and/or the other business to be brought before the annual meeting and the stockholder submitting the director nomination or proposal for other business. The Company has not yet publicly announced the date of the 2003 Annual Meeting. The advance notice provisions of the Company's by-laws supersede the notice requirements contained in recent amendments to Rule 14a-4. Director nominations or stockholder proposals for other business to be brought before the annual meeting should be mailed to: Corporate Secretary, Gensym Corporation, 52 Second Avenue, Burlington, MA 01803.

                            SOLICITATION OF PROXIES

   The cost of the solicitation of proxies will be borne by Gensym. In addition to solicitations by mail, certain directors, officers and employees of the Company may solicit proxies in person or by use of other communication media. Gensym will reimburse banks, brokerage firms and others for forwarding proxy materials to beneficial owners of the Company's common stock.

   The Company will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of the Company's annual report filed with the Securities and Exchange Commission on Form 10-K for Gensym's fiscal year ended December 31, 2001 without exhibits. Requests for such report should be directed to Gensym Corporation, 52 Second Avenue, Burlington, Massachusetts 01803,
Attention: Corporate Secretary. Exhibits will be provided upon request and payment of an appropriate processing fee.

                                 OTHER MATTERS

   The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

                                          By order of the Board of Directors,

                                          Lowell B. Hawkinson Secretary

April 12, 2002

   THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A

                               GENSYM CORPORATION

                                 AMENDMENT NO. 1
                                       TO
                        1995 EMPLOYEE STOCK PURCHASE PLAN

     The first paragraph of Section 9 of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to read as follows:

     9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who was then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) the quotient of $25,000 divided by two (or such other number of Offerings as the Board of Directors may determine will be conducted during that calendar year) by (ii) the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on the Offering Commencement Date of such Plan Period.

Adopted by the Board of Directors on October 29, 1997

                               GENSYM CORPORATION

                                 AMENDMENT NO. 2
                                       TO
                        1995 EMPLOYEE STOCK PURCHASE PLAN

     The first paragraph of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to read as follows:

     "The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 500,000 shares of Common Stock in the aggregate have been approved for this purpose."

Adopted by the Board of Directors on January 27, 1998.

Approved by the Stockholders of the Company on May 20, 1998.

                               GENSYM CORPORATION

                                 AMENDMENT NO. 3
                                       TO
                        1995 EMPLOYEE STOCK PURCHASE PLAN

     The first paragraph of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to provide as follows:

     "The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 700,000 shares of Common Stock in the aggregate have been approved for this purpose."

Adopted by the Board of Directors on February 14, 2000.

Approved by the Stockholders of the Company on May 17, 2000.

                               GENSYM CORPORATION

                                 AMENDMENT NO. 4
                                       TO
                        1995 EMPLOYEE STOCK PURCHASE PLAN

     The first paragraph of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to provide as follows:

     "The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 1,000,000 shares of Common Stock in the aggregate have been approved for this purpose."

Adopted by the Board of Directors on January 31, 2001.

Approved by the Stockholders of the Company on May 16, 2001.

                               GENSYM CORPORATION

                                 AMENDMENT NO. 5
                                       TO
                        1995 EMPLOYEE STOCK PURCHASE PLAN

     The first paragraph of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to provide as follows:

     "The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 1,200,000 shares of Common Stock in the aggregate have been approved for this purpose."

Adopted by the Board of Directors on January 31, 2002.

Approved by the Stockholders of the Company on May __, 2002

                               GENSYM CORPORATION

                        1995 EMPLOYEE STOCK PURCHASE PLAN

     The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 200,000 shares of Common Stock in the aggregate have been approved for this purpose.

     1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b) they have been employed by the Company or a Designated Subsidiary for at least three months (or such number of days as may be determined by the Board of Directors or Committee) prior to enrolling in the Plan; and

          (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3. Offerings. The Company will make one or more offerings (each, an "Offering" and collectively, "Offerings") to employees to purchase stock under this Plan. Offerings will begin on such dates as may be determined by the Board of Directors or the Committee (the "Offering Commencement Dates"). Each Offering Commencement Date will begin an approximately six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose different Plan Periods of twelve (12) months or less for Offerings.

     4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding, to the extent determined by the Board or the Committee, overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, and including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any whole number percentage from 1% to 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, subject to such lesser maximum rate as may be determined by the Board of Directors or Committee prior to the applicable Offering Commencement Date.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6. Deduction Changes. An employee may decrease or discontinue such employee's payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue such employee's payroll deductions during a Plan Period, but does not elect to withdraw such employee's funds pursuant to Section 8 hereof, funds deducted prior to such employee's election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. Interest. Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

     8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently withdraw all of the balance accumulated in the employee's payroll deduction account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

     9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

     The purchase price (the "Option Price") for each share purchased will be 85% of the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on (i) the first business day of such Plan Period or (ii) on the Exercise Date, whichever closing price shall be less. If no such price is reported on such date, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the nearest preceding day.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that such employee's accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

     11. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's payroll deduction account shall be paid to the employee or, in the event of the employee's death,
(a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or

(c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from such employee's pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to such employee.

     13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee shall take such steps in connection with such merger as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

     18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot, in such manner as it may determine, the shares then available.

     19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

     20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

     The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

     21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23. Effective Date and Approval of Stockholders. The Plan shall take effect upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement under Securities Act of 1933, as amended, subject to approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on November 2,1995

Approved by the Stockholders of the Company on January 16, 1996

                                                                     DETACH HERE

                                      PROXY

                               GENSYM CORPORATION

             PROXY for Annual Meeting of Stockholders - May 16, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Lowell B. Hawkinson and Thomas E. Swithenbank, and each of them, with full power of substitution, as attorneys or attorney for the undersigned, for and in the name(s) of the undersigned to vote and act at the annual meeting of stockholders of Gensym Corporation to be held at the offices of the Company, 52 Second Avenue, Burlington, Massachusetts, on Thursday, May 16, 2002 at 10:00 a.m., or any adjournment thereof, upon or in respect of all the shares of stock of Gensym Corporation upon or in respect of which the undersigned would be entitled to vote or act, and will all the powers the undersigned would possess, if personally present, upon all matters which may properly come before said meeting, as described in the Proxy Statement and Notice dated April 12, 2002, receipt of which is hereby acknowledged.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR the amendment to the 1995 Employee Stock Purchase Plan in Proposal 2 and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors in Proposal 3, in each case as more specifically set forth in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and a vote FOR Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

                                                                     DETACH HERE

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE

NOTE: Signature should be exactly as name appears on imprint. If stock is registered in the names of two or more persons as joint owners, trustees or otherwise, this proxy should be personally signed by each of them or accompanied by proof of authority of less than all to act. In the case of executors, administrators, trustees, guardians and attorneys, unless the stock is registered in their names, proof of authority should accompany this proxy.

-----------------------------------------------------------------------------------------------------------------------------------
                                                THE BOARD OF DIRECTORS
                                        RECOMMENDS A VOTE FOR ALL NOMINEES NAMED
                                        IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
-----------------------------------------------------------------------------------------------------------------------------------

1.  Election of Class III Directors                                2.  Approve an amendment to the Company's 1995 Employee Stock
    Nominees:   (01)  Robert A. Degan                                  Purchase Plan increasing from 1,000,000 to 1,200,00 the
                                            (02)  Barry A. Gorsun      number of shares of Common Stock reserved for issuance under the plan.
    For All Nominees         Withhold From All Nominees

          |_|                            |_|                                     For                 Against               Abstain
                                                                                 |_|                   |_|                   |_|
    For All Except

          |_|  _____________________________                      3.  Ratify the appointment of PricewaterhouseCoopers LLP as the
(Instructions:  To withhold authority to vote for any                 Company's independent auditors for the fiscal year 2002.
          individual nominee, write the nominees name in the
           space provided above)                                                 For                 Against               Abstain
                                                                                 |_|                   |_|                   |_|

                                                              |_| MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Signature:  _____________________________________             Signature: _____________________________________

Date:  ____________________                                   Date:  ____________________

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